Exhibit 3.21

CERTIFICATE OF FORMATION

OF

RÜTGERS EPOXY POLYMERS LLC

This Certificate of Formation of Rütgers Epoxy Polymers LLC, dated as of November 28, 2001, is being duly executed and filed by Robert J. Willson, Jr., an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del. C. §18-101, et seq.)

FIRST:	The name of the limited liability company is Rütgers Epoxy Polymers LLC (the “Company”).

SECOND:	The address of the registered office of the Company in the State of Delaware is 1209 Orange Street, Wilmington, Delaware 19801, New Castle County.

THIRD:	The name and address of the registered agent for service of process on the Company in the State of Delaware is The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801, New Castle County.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.

/s/ Robert J. Willson, Jr.
Robert J. Willson, Jr.
Authorized Person

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 05:00 PM 03/06/2002
020152843 – 3461146

CERTIFICATE OF CONVERSION

OF

RÜTGERS EPOXY POLYMERS LLC

a Delaware limited liability company

INTO

RÜTGERS EPOXY POLYMERS CORPORATION

a Delaware corporation

Adopted in accordance with Section

265 of the General Corporation Law

of the State of Delaware and Section 18-216

of the Delaware Limited Liability Company Act

Rütgers Epoxy Polymers LLC, a limited liability company organized and existing under and by virtue of the Delaware Limited Liability Company Act (the “LLC”), DOES HEREBY CERTIFY THAT:

1.	The LLC was first formed on November 28, 2001.

2.	The name of the LLC immediately prior to the filing of this Certificate of Conversion is Rütgers Epoxy Polymers LLC.

3.	The name of the corporation into which the LLC is converted, as set forth in the corporation’s certificate of incorporation filed in accordance with Section 265(b) of the General Corporation Law of the State of Delaware is:

Rütgers Epoxy Polymers Corporation

4.	The LLC is a limited liability company organized and existing under the laws of the State of Delaware.

5.	The conversion of the LLC into Rütgers Epoxy Polymers Corporation was approved by the Board of Directors and Member of the LLC in accordance with Section 265(g) of the General Corporation Law of the State of Delaware and Section 18-216 of the Delaware Limited Liability Company Act.

IN WITNESS WHEREOF, the LLC has caused this Certificate of Conversion to be signed as of February 25, 2002 by a duly authorized officer, declaring that the facts stated herein are true.

RÜTGERS EPOXY POLYMERS LLC

By:	/s/ Dr. Jürgen Schillgalies
Dr. Jürgen Schillgalies
President

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 05:00 PM 03/06/2002
020152843 – 3461146

CERTIFICATE OF INCORPORATION

OF

RÜTGERS EPOXY POLYMERS CORPORATION

ARTICLE 1

The name of the corporation is:

Rütgers Epoxy Polymers Corporation

ARTICLE 2

The address of the corporation’s registered office in the State of Delaware is 1209 Orange Street, Wilmington, Delaware 19801, New Castle County. The name of the corporation’s registered agent at such address is The Corporation Trust Company.

ARTICLE 3

The purpose of the corporation is to engage in any part of the world in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

ARTICLE 4

The total number of shares of stock which the corporation shall have authority to issue is 3,000, all of which shall be common stock having a par value of $0.01 per share.

ARTICLE 5

The name and mailing address of the sole incorporator are as follows:

NAME	MAILING ADDRESS
Robert J. Willson, Jr.	Baker & McKenzie
130 East Randolph Drive, Suite 3500
Chicago, Illinois 60601

ARTICLE 6

In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized to adopt, amend or repeal the by-laws of the corporation; provided, however, that such authorization shall not divest the stockholders of the power or limit the power of the stockholders to adopt, amend or repeal the by-laws of the corporation.

ARTICLE 7

Meetings of stockholders may be held within or without the State of Delaware, as the by-laws of the corporation may provide. The books of the corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation. Election of directors need not be by written ballot unless the by-laws of the corporation so provide.

ARTICLE 8

The corporation shall have the power to indemnify its directors, officers, employees and agents to the full extent permitted by the General Corporation Law of the State of Delaware as now in force or hereafter amended.

ARTICLE 9

No director shall be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except as provided for in Section 102(b)(7) of the General Corporation Law of the State of Delaware as now in force or as hereafter amended. Any repeal or modification of this Article shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

ARTICLE 10

Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

ARTICLE 11

The following individuals are the initial directors of the corporation, each to serve until their respective successors are elected and qualified at or before the first annual meeting of the stockholders of the corporation:

Paul J.F. Miller

Dr. René Wollert

Dr. Júrgen Schillgalies

ARTICLE 12

The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation in the manner now or hereafter prescribed by the laws of the State of Delaware, and all rights and powers conferred upon stockholders herein are granted subject to this reservation.

ARTICLE 13

This certificate of incorporation is executed and filed in connection with the conversion of Rútgers Epoxy Polymers LLC from a Delaware-limited liability company into the within named corporation, in accordance with Section 265 of the General Corporation Law of the State of Delaware. The certificate of incorporation shall be effective in accordance with said Section 265.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Incorporation this 25th day of February, 2002.

/s/ Robert J. Willson, Jr.
Robert J. Willson, Jr. Sole Incorporator

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

RÜTGERS EPOXY POLYMERS CORPORATION

Adopted in accordance with Section

242 of the General Corporation Law

of the State of Delaware

Rütgers Epoxy Polymers Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY THAT:

1. The Board of Directors of the Corporation, pursuant to written consent and in accordance with Sections 141(f) and 242 of the General Corporation Law of the State of Delaware, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of the Corporation:

RESOLVED, that the Certificate of Incorporation of the Corporation be amended by striking out Article 1 thereof, and inserting the following language in lieu thereof, so that, as amended, the text of said Article 1 shall read as follows:

“The name of the corporation is: Bakelite Epoxy Polymers Corporation”

2. In lieu of a meeting and vote of the stockholders, the stockholders, pursuant to written consent, approved and adopted the amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

3. The foregoing amendment was duly adopted in accordance with the applicable provisions of Section 242 and 228 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed as of May 22, 2002 by a duly authorized officer, declaring that the facts stated herein are true.

RÜTGERS EPOXY POLYMERS CORPORATION

By:	/s/ Dr. Jürgen Schillgalies
Dr. Jürgen Schillgalies
President and Secretary

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 04:15 AM 06/05/2002
020361458 – 3461146